EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 12.5(B) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 12.5 WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 12.5(B).

SECURED TERM NOTE

FOR VALUE RECEIVED, GREENHUNTER RESOURCES, INC., a Delaware corporation (the “Company”), hereby promises to pay to [_________] (the “Holder”) or its registered assigns or successors in interest, the sum of [____________], together with any accrued and unpaid interest hereon subject to the terms and conditions set forth herein.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Note Purchase Agreement, dated as April 14, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) among the Company, the Holder, each other Purchaser and BAM Administrative Services LLC, as agent for the Purchasers (the “Agent” and together with the Purchasers (including the Holder), collectively, the “Creditor Parties”), pursuant to which this Secured Term Note was issued.

The following term shall apply to this Secured Term Note (this “Note”):

“Maturity Date” shall mean April [__], 2018 [3 YEARS AFTER INITIAL CLOSING].

ARTICLE I
CONTRACT RATE AND AMORTIZATION

1.1     Contract Rate. Subject to Sections 1.7 and 2.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to nine percent (9.0%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 365 day year comprised of twelve (12) months with the actual number of days for each month, and (ii) payable monthly, in arrears, commencing on May 1, 2015, and on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2     Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter until the applicable Maturity Date and shall be subject to adjustment as set forth herein.

1.3     Principal Payments. This Note shall be payable in monthly installments, in each case equal to the lesser of (a) one sixtieth (1/60th) of the original principal amount of this Note and (b) the outstanding principal amount of this Note at the time of the payment then being made, on the first business day of each consecutive calendar month, commencing on November 1, 2015. The remaining outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date, whether by acceleration or otherwise.

1.4     Optional Prepayment. The Company may redeem the outstanding principal balance of this Note in whole, but not in part, at any time after October 15, 2015, upon at least fifteen (15) days’ prior written notice delivered to Agent and the Holder, at the prepayment price as follows:

(a)     From and including the date that is seven (7) months after the Initial Closing Date through and including the date that is twelve (12) months after the Initial Closing Date: 102% of the outstanding principal amount of this Note plus all accrued but unpaid interest hereunder and all remaining interest payments that would otherwise be due and owing through the end of month twelve (12) from the Initial Closing Date as if the original principal amount of this Note remained outstanding through such date;

(b)     From and including the date that is twelve (12) months and one (1) day after the Initial Closing Date through and including the date that is twenty-four (24) months after the Initial Closing Date: 101% of the outstanding principal amount of this Note plus all accrued but unpaid interest hereunder; and

(c)     From and including the date that is twenty-four (24) months and one (1) day after the Initial Closing Date through the Maturity Date: 100% of the outstanding principal amount of this Note plus all accrued but unpaid interest hereunder.

To exercise its right to prepay this Note as provided in this Section 1.4, the Company must deliver written notice of such election to the Agent and each Purchaser at least fifteen (15) days prior to the repayment date, as set forth in such notice, and the Company must take the same action with respect to all of the holders of the Notes, on a pro rata basis (based upon the respective outstanding principal amounts thereof).

1.5     Mandatory Prepayment Events:     Unless waived in writing by the Agent, the Company shall prepay the Notes from the net proceeds of (a) any incurrence of Indebtedness or other capital raising or financing transaction (other than net proceeds of any purchase money Indebtedness incurred as permitted by clause (e)(i)(y) of Section 8.21 of the Purchase Agreement, (b) any insurance claims relating to any of the Collateral (to the extent such proceeds are not used to replace, restore or repair such Collateral), or (c) any sale of Collateral other than as permitted by clause (e)(vi)(x) or clause (e)(vi)(y) of Section 8.21 of the Purchase Agreement or, but only to the extent such proceeds are reinvested in saltwater infrastructure in the Company’s core operating areas, clause (e)(vi)(z) of Section 8.21 of the Purchase Agreement. Notwithstanding the foregoing, in the event the Company raises capital solely through the issuance of equity or receives cash proceeds from the exercise of outstanding warrants (“Equity Raise”), such Equity Raise shall not subject the Company to a mandatory prepayment, provided that no Event of Default exists at the time of the Equity Raise or would have occurred but for the passage of time or the giving of notice, or both. Any prepayments made by the Company under this Section 1.5 shall be applied to the outstanding principal balance of the Notes on a pro rata basis (based upon the respective outstanding principal amounts thereof). No prepayment fees shall be due as a result of any mandatory prepayment under this Section 1.5.

1.6     Events of Default. The occurrence of any of the following events set forth in this Section 1.6 shall constitute an event of default (“Event of Default”) hereunder:

(a)     Failure to Pay. The Company fails to pay when due any installment of principal, interest, any Royalty Obligation (as defined in the Purchase Agreement) or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Security Agreement) when due (and, only in the case of a failure to pay interest pursuant to Section 1.1, such failure continues for a period of three (3) days);

(b)     Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof;

(c)     Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made;

(d)     Default Under Other Agreements. The occurrence of any default (or similar term) or other event relating to any Indebtedness or Contingent Obligation of the Company or any of its Subsidiaries beyond the period of grace (if any), (i) the effect of which default or other event is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such Indebtedness to become due prior to its stated maturity or any such Contingent Obligation to become payable and (ii) (x) the aggregate amount of any such Indebtedness to become due prior to its stated maturity and any such Contingent Obligations to become payable is in excess of $250,000, or (y) such default or other event is reasonably likely to result in a Material Adverse Effect;

(e)     Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(f)     Judgments. Attachments or levies are made upon the Company’s or any of its Subsidiarys’ assets or a judgment is rendered against the Company or any of its Subsidiaries or any of its or their property involving a liability which is in excess of $250,000 in the aggregate with any other such liability (other than liability covered under available insurance) or could reasonably be expected to have a Material Adverse Effect and which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g)     Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(h)     Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless the Agent shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than a Holder of a Note, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a “Person” or “group” that beneficially owns 20% or more of such outstanding voting equity interests of the Company on the date hereof), (ii) any change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the Initial Closing Date, constituted the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or group other than the Board shall not be so considered as a member of the Incumbent Board, (iii) the Company or any of the Guarantors merges or consolidates with, or sells all or substantially all of its assets to, any other Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or such Guarantor), or (iv) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than a majority of the outstanding shares of common stock of the Company;

(i)     Failure of Liens. The Agent’s lien on any material portion of the Collateral shall fail or cease to be a first priority validly perfected security interest; or

(j)     Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant set forth in Sections 8.9, 8.20, 8.21 or 8.31 of the Purchase Agreement.

1.7     Default Interest. Following the occurrence and during the continuance of any Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note, at a rate per annum which is determined by adding five percent (5.0%) per annum to the Contract Rate (“Default Interest Rate”), and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at the Default Interest Rate from the date of such Event of Default until the date such Event of Default is cured or waived in writing by the Agent.

1.8     Acceleration. If any Event of Default shall have occurred and be continuing, (a) if such event is an Event of Default specified in Section 1.6(e), all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without any requirement of presentment, demand, protest or notice of any kind, all of which are hereby waived, and (b) if such event is not an Event of Default specified in Section 1.6(e) (as a result of which the Notes have already been accelerated), the Agent or the holders of a majority of the outstanding principal amount of the Notes may at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without any requirement of presentment, demand, protest or other notice of any kind, all of which are hereby waived and with the consent of the Creditor Parties, the Agent shall exercise on behalf of the Creditor Parties (including the holders of all of the Notes) all rights and remedies available to them under the Security Agreement and any other Related Document.

ARTICLE II
MISCELLANEOUS

2.1     Cumulative Remedies. The remedies under this Note shall be cumulative.

2.2     Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2.3     Notices. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

2.4     Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

2.5     Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

2.6     Cost of Collection. Subject to Section 12.11 of the Purchase Agreement, in case of the occurrence of an Event of Default under this Note, the Company shall pay the Holder the Holder’s costs of collection, including reasonable attorneys’ fees.

2.7     Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)     THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION WHERE ANY OF THE COLLATERAL IS LOCATED TO COLLECT THE LIABILITIES (AS DEFINED IN THE SECURITY AGREEMENT), TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)     THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

2.8     Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

2.9     Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

2.10     Security Interest. The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Company and the Guarantors as more fully described in the Security Agreement and the other Related Agreements.

2.11     Construction; Counterparts. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. Unless the context otherwise requires, (i) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (ii) the words “hereof,” “herein” and words to similar effect refer to this Note in its entirety, and (iii) the use of the word “including” in this Note shall be by way of example rather than limitation. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

2.12     Registered Obligation. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 12.5(b) of the Purchase Agreement. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 12.5 of the Purchase Agreement.

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EXHIBIT 10.2

IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this [__] day of ___________, 2015.

GREENHUNTER RESOURCES, INC.,

By:
Name:
Title: Authorized Signatory

WITNESS:

Signature Page to Secured Term Note